March 7, 2008

Hoku Scientific, Inc.
1075 Opakapaka Street
Kapolei, Hawaii 96707

Ladies and Gentlemen:

We have acted as counsel to Hoku Scientific, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and resale of up to 2,893,519 shares of the common stock, par value $0.001 per share (the “Shares”), of the Company pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, on behalf of the selling security holders named therein (the “Selling Security Holders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation of this opinion letter and as the basis for the opinion set forth below (the "Opinion"), we have examined and relied on originals or copies of such corporate records, certificates of officers of the Company and public officials and such other documents as we have deemed necessary for the purpose of rendering the Opinion.

For purposes of this opinion letter, “DGCL” means and is limited to the present published General Corporation Law of the State of Delaware as contained in the publication The Delaware Law of Corporations & Business Organizations (Aspen Publishers, Inc.) (2007), the applicable provisions of the Delaware constitution and the present published judicial decisions interpreting the General Corporation Law of the State of Delaware.

Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter and under current interpretations of the DGCL, we are of the opinion that the Shares which may be sold by the Selling Security Holders are legally issued, fully paid and nonassessable.

The foregoing Opinion is predicated upon and is limited by the matters set forth herein and is further subject to the qualifications, exceptions, assumptions and limitations set forth below:

A.	The Opinion is limited to the DGCL. We express no opinion as to local laws or the laws of any other state or country.

B.
In rendering the Opinion, we have assumed (i) the genuineness of all signatures, (ii) the capacity and the authority of all individuals executing documents (other than officers of the Company), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, (iv) the authenticity of all documents submitted to us as originals; and (v) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

C.	The Opinion is limited to that expressly stated and no other opinions should be implied.

D.	Unless otherwise specifically indicated, the Opinion is as of the date of this opinion letter and we assume no obligation to update or supplement the Opinion to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required pursuant to Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

/s/ Stoel Rives LLP

Respectfully submitted,

Hoku Scientific, Inc.
March 7, 2008

DGCL, we are of the opinion that the Shares which may be sold by the Selling Security Holders are legally issued, fully paid and nonassessable.

The foregoing Opinion is predicated upon and is limited by the matters set forth herein and is further subject to the qualifications, exceptions, assumptions and limitations set forth below:

A. The Opinion is limited to the DGCL. We express no opinion as to local laws or the laws of any other state or country.

B. In rendering the Opinion, we have assumed (i) the genuineness of all signatures, (ii) the capacity and the authority of all individuals executing documents (other than officers of the Company), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, (iv) the authenticity of all documents submitted to us as originals; and (v) the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

C. The Opinion is limited to that expressly stated and no other opinions should be implied.

D. Unless otherwise specifically indicated, the Opinion is as of the date of this opinion letter and we assume no obligation to update or supplement the Opinion to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required pursuant to Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

/s/ Stoel Rives LLP

Respectfully submitted,